Exhibit 99.1

Offeree No. _____

POWER SMOOTHIE CAFE FRANCHISING, INC.

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CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

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Total Offering – 2,000,0000 Units ($500,000)

Minimum Investment - 10,000 Units ($2,500)

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OFFERING PRICE

$.25 PER UNIT

Each Unit Consists of One Share of Common Stock,

One Series A Warrant to Purchase one Share of Common Stock,

One Series B Warrant to Purchase one Share of Common Stock, and

One Series C Warrant to Purchase one Share of Common Stock

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS.”

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Power Smoothie Cafe Franchising, Inc.

5499 N. Federal Hwy.

Suite B

Boca Raton, Florida 33487

561) 416-1000

Placement Agent:

Program Trading

1515 N. Federal Hyw. Suite 408

Boca Raton, FL 33432

(561) 338-4191

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Memorandum is May 30, 2003

POWER SMOOTHIE CAFE FRANCHISING, INC.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

_____________

We are offering for sale to persons who qualify as accredited investors (as hereinafter defined) up to 2,000,000units (the “Units”) at an offering price of $.250 per Unit. Each Unit consists of one share of our common stock and three common stock purchase warrants designated Series A, Series B and Series C Common Stock Purchase Warrants (collectively, the “Warrants”). Each Series A Warrant entitles the holder to purchase one share of our common stock at a purchase price of $.50 per share. Each Series B Warrant entitles the holder to purchase one share of our common stock at a purchase price of $.75 per share. Each Series C Warrant entitles the holder to purchase one share of our common stock at a purchase price of $1.50 per share. The Warrants are immediately exercisable and will expire on June 1, 2007. Upon 15 days written notice, we may call any Warrant series or all of the Warrants at a call price of $.001 per underlying share should our common stock trade at or above $3.00 per share for 10 consecutive trading days prior to the date of such notice.

The Units are being offered by us on a “best efforts” basis through Program Trading, Inc. (the “Placement Agent”). There is no minimum offering and all proceeds received will be deposited directly in our . The minimum investment is 10,000 Units, subject to our discretion to accept subscriptions for a lesser amount of Units.

The offering period for the Units is from the date of this Memorandum until May 30, 2003, or if extended by us without notice to investors (the “Termination Date”). We reserve the right to increase the amount of the offering by up to an additional Units at any time prior to the Termination Date without notice to investors, and to undertake subsequent offerings on the same or alternative terms.

THE UNITS ARE BEING OFFERED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT AND REGULATION D AND RULE 506 PROMULGATED THEREUNDER. THIS MEMORANDUM HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED NOR HAS THE ACCURACY OR ADEQUACY OF THE INFORMATION SET FORTH HEREIN BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Investors	Placement Agent Fees (1)	Proceeds to Power Smoothie (2)
Per Unit	$.25	$.0.025	$.22.50
Maximum Offering (3)	$500,000	$50,000	$440,000

PROGRAM TRADING, INC.

Placement Agent

1515 N. Federal Hwy, Suite 408

Boca Raton, FL 33432

(561) 338-4191

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(1)        We have agreed to (i) pay the Placement Agent a placement agent fee up to 10% of the Price to Investors for each Unit sold in this offering.

(2)        Does not include certain additional expenses payable by us in connection with this offering, estimated at $15,000, for fees and costs related to legal, accounting and printing.

CERTAIN OF THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO POWER SMOOTHIE CAFE FRANCHISING AND IS BEING SUBMITTED TO PROSPECTIVE ACCREDITED INVESTORS SOLELY FOR SUCH INVESTORS’ CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR EXPRESS PERMISSION OF POWER SMOOTHIE CAFE FRANCHISING, SUCH PERSON WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN THE EVALUATION OF A POTENTIAL INVESTMENT IN THE UNITS. THIS MEMORANDUM MAY NOT BE REPRODUCED, IN WHOLE OR IN PART, AND IT IS ACCEPTED WITH THE UNDERSTANDING THAT IT WILL BE RETURNED ON REQUEST IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREBY.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS.”

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION US WITHOUT NOTICE. WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON OR TO ALLOT ANY SUBSCRIBER LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR.

THE OFFERING PRICE AND OTHER TERMS OF THE SECURITIES TO WHICH THIS MEMORANDUM RELATES HAS BEEN DETERMINED BY NEGOTIATION BETWEEN POWER SMOOTHIE CAFE FRANCHISING AND THE PLACEMENT AGENT AND IS ARBITRARY IN THAT IT DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF POWER SMOOTHIE CAFE FRANCHISING OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

THIS MEMORANDUM SHOULD BE READ IN CONJUNCTION WITH THE EXHIBITS HERETO. OFFEREES MAY, IF THEY SO DESIRE, MAKE INQUIRIES OF POWER SMOOTHIE CAFE FRANCHISING WITH RESPECT TO OUR BUSINESS OR ANY OTHER MATTERS RELATING TO US AND AN INVESTMENT IN THE SECURITIES THEREOF, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSONS DEEM TO BE NECESSARY IN CONNECTION WITH MAKING AN INVESTMENT DECISION IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM (TO THE EXTENT THAT WE POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY ANY DOCUMENTS WHICH AN OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED, UPON REQUEST, SUBJECT TO THE OFFEREE’S AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO US IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO US, ADDRESSED AS FOLLOWS: WILLIAM CULLIN, PRESIDENT, 5499 N. FEDERAL HWY. SUITE B, BOCA RATON, FLORIDA 33487.

NO PERSON, OTHER THAN AS PROVIDED FOR HEREIN, HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

THIS OFFERING IS MADE, AND SALES OF SECURITIES WILL BE MADE, ONLY TO PURCHASERS WHO QUALIFY AS ACCREDITED INVESTORS UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, INVESTMENT OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR ADVISORS AS TO LEGAL, INVESTMENT, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT BY SUCH PROSPECTIVE INVESTORS IN POWER SMOOTHIE CAFE FRANCHISING.

THE STATEMENTS CONTAINED HEREIN ARE BASED ON INFORMATION BELIEVED BY US TO BE RELIABLE. THIS MEMORANDUM CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS RELATING TO THE PURCHASE OF THE UNITS, AS WELL AS SUMMARIES OF VARIOUS PROVISIONS OF RELEVANT STATUTES AND REGULATIONS. SUCH SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENTS, STATUTES AND REGULATIONS, WHICH ARE AVAILABLE UPON REQUEST.

IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THE SECURITIES TO SATISFY HIMSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

JURISDICTIONAL NOTICES

FOR RESIDENTS OF ALL STATES:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CALIFORNIA RESIDENTS:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

COLORADO RESIDENTS:

THESE SECURITIES ARE OFFERED PURSUANT TO A LIMITED OFFERING REGISTRATION WITH THE COLORADO DIVISION OF SECURITIES. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COLORADO DIVISION OF SECURITIES, NOR HAS THE DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE STATE OF COLORADO HAS INSTITUTED THIS LIMITED OFFERING REGISTRATION PROCEDURE IN AN EFFORT TO SIMPLIFY AND EXPEDITE THE SMALL BUSINESS CAPITAL FORMATION PROCESS. INVESTORS ARE ENCOURAGED TO ASK QUESTIONS OF AND SEEK ADDITIONAL INFORMATION FROM THE ISSUER AND ANY PLACEMENT AGENT OF THESE SECURITIES.

FOR CALIFORNIA RESIDENTS ONLY:

THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SECURITIES OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

FOR COLORADO RESIDENTS ONLY:

THESE SECURITIES ARE OFFERED PURSUANT TO A LIMITED OFFERING REGISTRATION WITH THE COLORADO DIVISION OF SECURITIES. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COLORADO DIVISION OF SECURITIES, NOR HAS THE DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE STATE OF COLORADO HAS INSTITUTED THIS LIMITED OFFERING REGISTRATION PROCEDURE IN AN EFFORT TO SIMPLIFY AND EXPEDITE THE SMALL BUSINESS CAPITAL FORMATION PROCESS. INVESTORS ARE ENCOURAGED TO ASK QUESTIONS OF AND SEEK ADDITIONAL INFORMATION FROM THE ISSUER AND ANY UNDERWRITER OF THESE SECURITIES.

FOR FLORIDA RESIDENTS ONLY:

EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11) (A) (5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL TERM SHEET INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR ILLINOIS RESIDENTS ONLY:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS BASED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR MICHIGAN RESIDENTS ONLY:

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR NEW JERSEY RESIDENTS ONLY:

THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR NEW YORK RESIDENTS ONLY:

THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR OHIO RESIDENTS ONLY:

THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE COMMISSIONER OF SECURITIES OF THE STATE OF OHIO PRIOR TO ITS ISSUANCE OR USE. THE COMMISSIONER OF SECURITIES OF THE STATE OF OHIO HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR PENNSYLVANIA RESIDENTS ONLY:

EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE.

UNDER PROVISION OF SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE “1972 ACT”), EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THE TEXT OF THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE

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AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE TO THE COMPANY AT THE NUMBER LISTED IN THE TEXT OF THIS MEMORANDUM), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR SOUTH CAROLINA RESIDENTS ONLY:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR TEXAS RESIDENTS ONLY:

THE UNITS THAT ARE THE SUBJECT OF THE CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE TEXAS SECURITIES ACT OF 1957, OR ANY OTHER SECURITIES ACT AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPT UNDER THAT ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR IN A TRANSACTION THAT IS OTHERWISE IN COMPLIANCE WITH THE ACT.

TABLE OF CONTENTS

Page

SUMMARY OF THE OFFERING	1
CAPITALIZATION	2
USE OF PROCEEDS	2
THE COMPANY	3
MANAGEMENT	5
PRINCIPAL SHAREHOLDERS	6
DESCRIPTION OF SECURITIES	6
TERMS OF THE OFFERING	7
SUBSCRIPTION PROCEDURE	8
EXHIBIT A.	SUBSCRIPTION AGREEMENT AND CONFIDENTIAL PURCHASER QUESTIONNAIRE
EXHIBIT B.	FORM OF COMMON STOCK PURCHASE WARRANT

When used herein, the terms “Power Smoothie Cafe Franchising” “us,” “we,” “our,” or similar words refers to Power Smoothie Cafe Franchising, Inc., a Delaware corporation. The information contained on our web site is not part of this Memorandum.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements contained in this Memorandum and its exhibits that are not based on historical fact are “forward-looking statements.” Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “continue” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on information currently available to us, and there are a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2001 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. Investors should not attribute undue certainty to any forward-looking statement. Except as otherwise may required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this Memorandum

.

SUMMARY OF THE OFFERING

Business:

Power Smoothie Cafe Franchising Corporation offers delicious smoothies made from real fruit, juices and quality nutritional products blended to order. We also feature wraps, healthy sandwiches and pitas, salads, fresh squeezed juices, supplements, and a variety of nutritional snacks. Our market includes, body builders, fitness enthusiasts, teenagers, young mothers, professionals, seniors and weight loss conscience consumers. The company’s objective is to establish Power Smoothie Cafe Franchising as the most recognized and respected brand in the world to achieve this goal, the company plans to continue rapid expansion of its retail operations through franchising of Power Smoothie Cafe Franchising. The Company’s goal is to become the leading retailer and brand of Power Smoothie Cafe Franchising drinks in each of its target markets by selling the finest quality of products and by providing superior customer service, thereby building a high degree of customer loyalty. Power Smoothie  Cafe strategy for expanding its retail business is to increase its market share in existing markets and to open stores in new markets and to open stores in new markets where the opportunity exists to become the leading specialty Smoothie restaurant. Power Smoothie Cafe Franchising retail stores are typically located in high-traffic, high visibility locations. Because the Company can vary the size and format from 200SF to 2000 SF, its stores can be located in variety of settings, including downtown and suburban retail centers, malls, airports, colleges, office buildings, and shopping centers. We have a company affiliated with Power Smoothie Café known as Power Smoothie Supply. This company will serve as a supply company to handle most if not all products that will be sold or used in our locations. This is to insure that each product is to the highest quality and there is no substituting among franchisees.   Our principal executive offices are located at 5499 N. Federal Hwy. Suite B, Boca Raton, Florida 33487 Our fiscal year end is January 31. We maintain a web site at www.powersmoothie.com.

Securities Offered:

Up to 2,000,000 Units at a purchase price of $.25 per Unit. Each Unit consists of one share of common stock, one Series A Warrant, one Series B Warrant and one Series C Warrant. The minimum investment is 10,000 Units ($2,500), subject to our discretion to accept subscriptions for less of Units.

Placement Agent:	Program Trading, Inc.

Use of Proceeds:	General working capital and expansion of franchise locations

Offering Period:	Through August 31, 2003 unless extended by us.

Description of

Warrants:

Each Series A Warrant entitles the holder to purchase one share of our common stock at a purchase price of $.50 per share. Each Series B Warrant entitles the holder to purchase one share of our common stock at a purchase price of $.75 per share. Each Series C Warrant entitles the holder to purchase one share of our common stock at a purchase price of $1.50 per share. The Warrants will expire on June 1, 2007. Other than the exercise price, the terms of the Warrants are identical. Upon 15 days written notice, we may call any Warrant series or all of the Warrants at a call price of $.001 per underlying share should our common stock trade at or above $3.00 per share for 10 consecutive trading days prior to the date of such notice. A form of the Warrant is attached as Exhibit B to this Memorandum.

Capitalization:

Authorized:	100,000,000 shares of common stock.

Issued and

Outstanding:

Prior to offering:	8,000,000 shares of common stock.

After Offering:       10,000,000 shares of common stock, giving no effect to the exercise of the Warrants included in the Units.

Offering
Exemption
and Resale

Restrictions:     This offering has not been registered under the Securities Act and the Units are being offered in reliance upon the exemption under Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder. The Units and the shares of our common stock included in the Units offered hereby are “restricted securities” as that term is defined in the Securities Act. Sales of the Units will be made only to “accredited investors.” See “Who May Invest.”

Risk Factors:     The securities offered hereby are illiquid, highly speculative and involve a high degree of risk and, therefore, should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth under “Risk Factors,” as well as the other information contained herein, before subscribing for any of the Units.

Summary Financial Data

The summary financial information below has been derived from our financial statements.

Statement of Operations Data:

USE OF PROCEEDS

We will receive net proceeds from the sale of the Units offered hereby, after deduction of the Placement Agent’s commission and other estimated expenses of the offering, of approximately $440,000 if all 2,000,000 Units offered hereby are sold. We will use the net proceeds from this offering for general working capital.

We estimate the proceeds from the maximum offering will be sufficient to satisfy our cash need for approximately 12 months from the closing of the offering. There is no assurance that our estimates will prove to be accurate, or that unforeseen expenses will not be incurred. In the event we sell less than all of the Units offered hereby, the period of time for which these funds will satisfy our currently known working capital needs will be reduced.

            The allocation of the net proceeds of the offering as set forth above represents our current estimates assuming the maximum Units are sold based upon its proposed project plans. In the event our business plans or assumptions change, or if they prove to be inaccurate or the capital raised by this offering is not the maximum amount, we may find it necessary or advisable to (1) reallocate the proceeds or to use the proceeds therefrom for other purposes; or (2) seek additional debt or equity financing or curtail our activities. See “Risk Factors.”

To the extent that we may incur a loss from operations, such loss, will be funded from our general funds, including the net proceeds of this offering. In such event the amount available for use in the development of the various aspects of our business will be reduced by the amounts expended in the course of day-to-day operations, including working capital requirements and by any operating losses.

OUR BUSINESS

Power Smoothie Cafe Franchising Corporation offers delicious smoothies made from real fruit, juices and quality Nutritional products blended to order. We also feature wraps, healthy sandwiches and pitas, salads, fresh squeezed juices, supplements, and a variety of nutritional snacks. Our market includes, body builders, fitness enthusiasts, teenagers, young mothers, professionals, seniors and weight loss conscience consumers. The company’s objective is to establish Power Smoothie Cafe Franchising as the most recognized and respected brand in the world to achieve this goal, the company plans to continue rapid expansion of its retail operations through franchising of Power Smoothie Cafe Franchising. The Company’s goal is to become the leading retailer and brand of Power Smoothie Cafe Franchising drinks in each of its target markets by selling the finest quality of products and by providing superior customer service, thereby building a high degree of customer loyalty. Power Smoothie  Cafe strategy for expanding its retail business is to increase its market share in existing markets and to open stores in new markets and to open stores in new markets where the opportunity exists to become the leading specialty Smoothie restaurant. Power Smoothie Cafe Franchising retail stores are typically located in high-traffic, high visibility locations. Because the Company can vary the size and format from 200SF to 2000 SF, its stores can be located in variety of settings, including downtown and suburban retail centers, malls, airports, colleges, office buildings, and shopping centers. We have a company affiliated with Power Smoothie Café known as Power Smoothie Supply. This company will serve as a supply company to handle most if not all products that will be sold or used in our locations. This is to insure that each product is to the highest quality and there is no substituting among franchisees.   Our principal executive offices are located at 5499 N. Federal Hwy. Suite B, Boca Raton, Florida 33487 Our telephone number is 561- and our fiscal year end is January 31. We maintain a web site at www.powersmoothie.com.

Plan of Operation

We plan to expand and rapidly increase our franchise locations throughout the country through the use of a regional, and national advertising campaign, including print, radio and franchise shows. We hope to continue to lock up prime locations for our potential franchisees and enhance our selection process to insure the highest and most qualified franchisee joins our family. We also plan to bring in individuals with franchise experience that will help the organization handle its growth both domestically and internationally and to set up, establish and run our Supply Company that will handle as a commissary for our franchisees that will ensure quality control.

Risk Factors

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital as needed, the future growth of our business and operations would be severely limited.

Our plan of operations requires substantial capital investment. Our future capital requirements, however, depend on a number of factors, including our ability to develop our targeted products and to establish strategic relationships that enable us to manufacture and market our targeted products under cost-savings arrangements. Our ability to implement our plan of operation will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Power Smoothie Cafe Franchising held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing necessary to implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business would suffer if we are unable to raise the additional funds on acceptable terms which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Competition

The company’s primary competitors are companies of like kind such as Jamba Juice, Smoothie King and Planet Smoothie. In almost all markets in which the company does business, there are several competitors in the same business, and management expects this situation to continue. As for our competitors, they are either one or two dimensional with their menus. Power Smoothie has a multi-dimensional menu, that will also include catering and delivery which is unprecedented in our industry. Although competition in the beverage market is currently fragmented, a major competitor with substantially greater financial, marketing and operating resources that the company could enter this market at any time and compete directly against the company.

Properties

LA Fitness Sports Club 3825 N Federal Highway Ft. Lauderdale, FL 33334 (954) 567-1341	Promenade West Shopping Center 2331 S University Dr Davie, FL 33324 (954) 472-6767

Riverfront 300 SW 1st Avenue, Suite 131. Ft Lauderdale, FL 33301 (954) 462-6100	10052 Pines Blvd. Pembroke Pines, FL 33024 (954) 437-3710

18209 Pines Blvd. Pembroke Pines, FL 33029 (954) 437-3788 (305) 792-5338	330 Clematis Street, #119 West Palm Beach, FL (561) 659-6590

Georgia Locations
LA Fitness Sports Club 1544 Piedmont Avenue Ansley, GA 30324 (404) 817-7737	LA Fitness Sports Club 1025 East West Connector Austell, GA 30106 (770) 438-9966

LA Fitness Sports Club 3232 Peach Tree Street Atlanta, GA 30305 (404) 816-2085

There is only a limited public market for our shares, and if an active market does not develop, investors may have difficulty selling their shares

There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

MANAGEMENT

The following persons are our executive officers and directors:

Name	Age	Positions

William Cullen	33	President/CEO

Employment Agreements

At present, none of our management or employees have entered into employment contracts with us.

William Cullen William J. Cullen served as the founder, President and CEO of Executive Accommodations from April 1997 until February 2003 at which time the Company was sold. Prior to founding Executive Accommodations, Mr Cullen was President of Rent Free Realty HW and Rent Free Realty Wpb from May 1992 to January 1997. From August 1990 to April 1992 Mr. Cullen was a real estate broker. From December 1988 to August 1990 Mr Cullen was a regional manager for Bally’s International a health club chain. Currently Mr. Cullen serves as President and CEO of Power Smoothie Café Franchising, Inc Power Smoothie Supply, Inc, and Power Smoothie Café, Inc.

PRINCIPAL SHAREHOLDERS

The following table sets forth the common stock ownership information as of April 30, 2003, with respect to (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; and (iii) all directors and executive officers as a group. The information presented in Percentage Owned after Offering assumes the sale of all 4,000,000 offered hereby, but gives no effect to the exercise of the Warrants included in the Units and the Placement Agent’s Warrants. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of August 23, 2001, through the conversion or exercise of any security or other right. Unless otherwise indicated, the business address of each person listed is 5499 N. Federal Hwy, Suite, Boca Raton, Florida 33487.

	Shares	Percentage Owned
Name of	Beneficially	Before	After
Beneficial Owner	Owned	Offering	Offering

William Cullen	7,000,000	90%	70%

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share. As of May 30, 2003, there were 8,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or other subscription rights to convert their shares into any other securities.

Dividend Policy

We have never paid any cash dividends on our common stock. We plan to retain all future earnings to support our operations and to finance the development and growth of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future. Any future determination as to the payment of dividends will be at our Board of Directors’ discretion and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors considers relevant.

Transfer Agent

The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer Co. Inc., 7130 Nob Hill Road. Tamarac, FL. 33321. 954-726-4954.

TERMS OF THE OFFERING

Plan of Distribution

We are offering 2,000,000 Units on a “best efforts” basis through the Placement Agent. If we sell all 2,000,000 Units. The offering period commences on the date of this Memorandum and continues until the earlier of August 31, 2003, unless extended at our sole discretion without notice to investors, or the earlier sale of all of the Units offered hereby.

The Units are being offered at a price of $.25 per Unit solely to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The minimum subscription is 10,000 Units totaling $2,500; however, we reserve the right to accept subscriptions for lesser amounts. The purchase price for the shares is payable in cash upon subscription.

Prospective investors should retain their own professional advisors to review and evaluate the economic, tax and other consequences of ownership of our Units, and are not to construe the contents of this Memorandum or any other information furnished by us as investment, legal or tax advice.

Exemption from Registration and Restrictions on Transferability

The Units, including the shares of common stock and Warrants included therein, offered hereby will not be registered under the Securities Act in reliance on the exemption from such registration provided by Section 4(2) of the Securities Act and Regulation D thereunder. In order to establish the availability of such exemption, the Company will, among other exemptions, rely on Regulation D under such Securities Act, which provides that an offering made in accordance with all its conditions is deemed exempt from such registration.

The availability of such exemptions is also dependent, in part, upon the “investment intent” of the investors. The exemptions would not be available if an investor were purchasing the Units with a view to redistributing them. Accordingly, each investor when executing the Subscription Agreement will be required to acknowledge that his or her purchase is for investment, for his or her own account, and without any view to the sale of the shares of Units, including the shares of common stock and Warrants, except pursuant to an effective registration statement under the Securities Act or a valid exemption from the registration requirements of the Securities Act.

In addition, since each purchaser will be acquiring shares of restricted stock, a purchaser must be prepared to bear the economic risk of an investment for an indefinite period of time. An investor in this offering, pursuant to the Subscription Agreement and applicable law, will not be permitted to transfer or dispose of the Units unless they are registered or unless such transaction is exempt from registration under the Securities Act and other applicable securities laws, and in the case of a purportedly exempt sale, such investor provides (at his own expense) an opinion of counsel satisfactory to us such exemption is, in fact, available. The certificates representing the shares of common stock and Warrants included in the Units purchased in this offering will bear a legend relating to such restrictions on transfer.

ACCESS TO INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1_800_SEC_0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

            Prospective investors and/or their advisors are invited to review at our offices at any reasonable hour, after reasonable prior notice, any materials described in this Memorandum or anything related which we can obtain without unreasonable effort or expense. Prospective investors and/or their advisors may be required to sign a non-disclosure agreement prior to review of documents of a proprietary and confidential nature.

SUBSCRIPTION PROCEDURE

In order to subscribe for the Units, a prospective investor must deliver the following items to us or the Placement Agent.

1.          One executed copy of the Subscription Agreement and Confidential Purchaser Questionnaire (the “Subscription Agreement”) (included in the Subscription Documents delivered with this Memorandum) with signatures properly completed;

2.          A check payable to “Power Smoothie Cafe Franchising, Inc.” in the amount of $.25 multiplied by the number of Units subscribed for.

Subscriptions are not binding on us until accepted by us. We will refuse any subscription by giving written notice to the Subscriber by personal delivery or first-class mail. In our sole discretion, we may establish a limit on the purchase of Units by a particular purchaser.

RISK FACTORS

The Units offered hereby are speculative and involve a high degree of risk. The purchase of Units is suitable only for persons who can afford the risk of the loss of their entire investment. Prospective investors should carefully consider, among other things, the following risk factors when making an investment decision:

Risks Related To The Company

Uncertainty of Future Results

The Company has generated no earnings to date. There can be no assurance that the Company will ever achieve a profitable level of operations or that profitability, if achieved, can be sustained on an ongoing basis. Accordingly, the Company has only limited operating history on which to base an evaluation of its business and prospects. The Company’s prospects must be considered in light of the risks, and uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, most of which are discussed below.

The Company’s Success Depends on Its Key Personnel

The Company relies on its key management personnel. Future success will depend upon its ability to attract and retain additional highly skilled personnel. If any of its officers or key employees leaves the Company, the relationships that they have with clients could be lost. In addition, the Company’s ability to generate revenues directly relates to its personnel, both in terms of the number and expertise of the personnel the Company has available to work on its projects and the mix of full time employees, temporary employees and contract service providers the Company utilizes. The competition for employees at all levels in this area is intense and is increasing

Risks of Business Strategic Alliances

The Company may make acquisitions with cash or with stock or a combination thereof. If the Company does make any such acquisitions, various associated risks may be encountered, including potential dilution to shares of Common Stock then outstanding, due to additional shares of Common Stock (which may include shares of Preferred Stock and other derivative securities) being issued in connection with the acquisitions, possible goodwill amortization, diversion of management’s attention, possible regulatory costs and unanticipated problems or liabilities, some or all of which could have a materially adverse effect on the Company’s financial condition or results of operations. The Company may choose to expand its operations by entering into joint ventures or other strategic alliances with other parties. Any such transaction would be accompanied by the risks commonly encountered in such transactions. These include, among others, the difficulty of assimilating the operations and personnel and other various factors. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered in connection with joint ventures or other strategic alliances, or that such transactions will not have a material adverse effect on the Company’s business, financial condition and results of operations.

General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s products. Management believes that the niche products they market and the extensive product line of PSC will insulate the Company from excessive reduced demand. Nonetheless, IHI has no control over these changes.

Risks Associated with Expansion

Upon completion of the initial offering the Company plans on expanding its business through the introduction of a marketing campaign. Any expansion of operations the Company may undertake will entail risks; such actions may involve specific operational activities, which may negatively impact the profitability of the Company. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Risks of Marketing; Customer Base and Market Acceptance

While the Company believes it can further develop the existing customer base, and develop a new customer base through the marketing and promotion of the Company and its various divisions, the inability of the Company to further develop such a customer base could have a material adverse effect on the Company. Although the Company believes that its product matrix offer advantages over competitive companies and products, no assurance can be given that IHI’s products will attain a degree of market acceptance on a sustained basis or that it will generate revenues sufficient for sustained profitable operations.

Government Regulation

Currently, we are not subject to any direct governmental regulation other than the securities laws and regulations applicable to all publicly owned companies, and laws and regulations applicable to businesses generally.

Indemnification of Officers and Directors

Pursuant to the corporation law of the State of Florida, under most circumstances the Company’s officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company’s business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

No Dividends

No dividends have been paid on the Common Shares and the Company does not anticipate the payment of cash dividends in the foreseeable future. If the operations of the Company become profitable, it is anticipated that, for the foreseeable future, any income received there from would be devoted to the Company’s future operations and that cash dividends would not be paid to the Company’s Shareholders.

No Minimum Amount of Offering; Need For Additional Financing

Because the offering has no minimum amount, it can close with only a small amount of proceeds raised. Thus, the proceeds of the Offering will be insufficient to accomplish the objectives set forth under the caption Business, and the Company or IHI may have to borrow or otherwise raise additional funds to accomplish such objectives. There is no assurance that such funds will be available, or if available, on suitable terms.

Sales of Common Shares at Below the Offering Price; Immediate Substantial Dilution

Present shareholders acquired their Common Shares at prices substantially below the offering price. Thus, upon completion of the offering, there will be an immediate substantial dilution to subscribers in the net tangible book value per share, and the present shareholders will realize an immediate increase thereon.

Continued Influence of Officers and Directors

If the maximum offering is completed, officers and directors will beneficially own, after the offering a substantially majority of the outstanding Common Stock and will be in a position to control the election of all of the Company’s directors and otherwise control the Company. Shareholders have no cumulative voting rights.

Arbitrary Determination of Offering Price

The initial offering price of $.25 per Unit has been arbitrarily determined by the Company and bears no relationship whatsoever to the Company’s assets, earnings, book value or any other objective standard of value. Factors considered by the Company include the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present shareholders, the relative requirements of the Company and the current market conditions in the over-the-counter market.

Possible Volatility of Securities Prices

The market for equity securities has been volatile and the price of the Company’s stock may be subject to wide fluctuations in response to quarterly variations in operating results, news, trading volume, general market trends and other factors beyond the control of the Company.

Financial Burden on Investors

The present shareholders of the Company acquired a controlling interest in the Company at a cost substantially less than that which the investors in this offering will pay for their Units. A substantial amount of the financial risk of the Company’s proposed activities will be borne by the investors who purchase the Units, while management stands to realize benefits from significant stock ownership.

Future Capital Needs / Possible Need for Additional Capital

Gross offering proceeds of a maximum of $500,000 may be realized before deducting selling commission of $50,000, offering expenses of $25,000 and the cost of approximately $15,000 to be incurred to prepare and file a registration statement. Management believes that such proceeds will capitalize and sustain Power Smoothie Cafe Franchising Inc. sufficiently to allow for the continued opening of franchise locations and the implementation of a marketing campaign. If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement the Company’s business plans.

Discretion in Application of Proceeds

In order to accommodate changing circumstances, management may reallocate the proceeds of this offering. In addition, a substantial portion of the proceeds of this offering will be applied to working capital of the Company. Accordingly, management will have broad discretion in the application of the proceeds of this offering.

Conflicts of Interest

Some of the Company’s current Officers will hold seats on the Company’s Board of Directors. Consequently, they will be in a position to control their own compensation and to approve, subject to applicable law, affiliated transactions, if any. Although the Company’s principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with unrelated persons.

MARKET FOR THE COMPANY’S SHARES

THERE IS NO MARKET FOR THE COMPANY’S COMMON STOCK, AND THERE CAN BE NO ASSURANCE THAT A MARKET WILL DEVELOP BY REASON OF THIS OFFERING OR ANY SUBSEQUENT OFFERING. THE INVESTMENT COMMUNITY MAY SHOW LITTLE OR NO INTEREST IN THE COMPANY’S SECURITIES; ACCORDINGLY, INVESTORS MAY NOT BE READILY ABLE TO LIQUIDATE THEIR INVESTMENT. EVEN IF A PURCHASER HEREUNDER IS ABLE TO FIND A BROKERAGE FIRM TO EFFECT A TRANSACTION IN THE SECURITIES OF THE COMPANY, A COMBINATION OF BROKERAGE COMMISSIONS, STATE TRANSFER TAXES, WHEN APPLICABLE, AND ANY OTHER SELLING COSTS MAY EXCEED THE OFFERING PRICE PAID. FACTORS CONSIDERED BY THE COMPANY INCLUDE THE PROCEEDS TO BE RAISED BY THE OFFERING, THE AMOUNT OF CAPITAL TO BE CONTRIBUTED BY THE PUBLIC IN PROPORTION TO THE AMOUNT OF STOCK TO BE RETAINED BY PRESENT SHAREHOLDERS, THE RELATIVE REQUIREMENTS OF THE COMPANY AND THE CURRENT MARKET CONDITIONS IN THE OVER-THE-COUNTER MARKET. THE SECONDARY MARKET PUBLIC TRADING OF THE COMMON SHARES AT SUCH TIME AS THE COMPANY’S COMMON STOCK IS ULTIMATELY TRADED IN A PUBLIC MARKET MAY BE COVERED BY AN SEC RULE THAT IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKER-DEALERS WHICH SELL PENNY STOCKS TO PERSONS OTHER THAN ESTABLISHED CUSTOMERS. PENNY STOCKS GENERALLY ARE EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00 (OTHER THAN SECURITIES REGISTERED ON CERTAIN NATIONAL SECURITIES EXCHANGES OR QUOTED ON THE NASDAQ SYSTEM, PROVIDED THAT CURRENT PRICE AND VOLUME INFORMATION WITH RESPECT TO TRANSACTIONS IN SUCH SECURITIES IS PROVIDED BY THE EXCHANGE OR SYSTEM). FOR TRANSACTIONS COVERED BY THE RULE, THE BROKER-DEALER MUST MAKE A SPECIAL SUITABILITY DETERMINATION FOR THE PURCHASER AND RECEIVE THE PURCHASER’S WRITTEN AGREEMENT TO THE TRANSACTION PRIOR TO THE SALE. CONSEQUENTLY, THE RULE MAY AFFECT THE ABILITY OF BROKER-DEALERS TO SELL THE COMPANY’S SECURITIES IN ANY SECONDARY MARKET, WHICH MAY DEVELOP, OF WHICH THERE IS NO ASSURANCE.

RESTRICTIONS ON RESALE

THE SHARES OF COMMON STOCK UNDERLYING THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. AS A RESULT, SUCH SECURITIES CANNOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR, IF APPLICABLE, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION THERE FROM. WHILE THE COMPANY IS OBLIGATED TO INCLUDE THE SECURITIES IN A REGISTRATION STATEMENT TO BE FILED BY THE COMPANY, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE ABLE TO COMPLETE SUCH REGISTRATION PROCEDURES BY THAT TIME OR AT ANY TIME IN THE FUTURE.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN:

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.

ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT ONLY SHOULD PURCHASE THESE SECURITIES.

EXHIBIT A

SUBSCRIPTION AGREEMENT

Subscription Agreement and Procedures

In order to subscribe for the Units, a prospective investor must deliver the following items:

1.         One executed copy of the Subscription Agreement and Confidential Purchaser Questionnaire (the “Subscription Agreement”) (included in the Subscription Documents delivered with this Confidential Private Offering Memorandum) with signatures properly completed;

2.         One copy of the Registration Rights Agreement, with the signature page appropriately executed; and

3.         A check payable to “POWER SMOOTHIE CAFÉ FRANCHISING INC.” in the amount $.25 multiplied by the number of Units subscribed for.

All subscriptions must be made by the execution and delivery of a Subscription Agreement in the form attached to this Confidential Private Offering Memorandum. By executing the Subscription Agreement, each purchaser will represent, among other things, that (a) he, she or it is acquiring the Units being purchased by him for his own account, for investment purposes and not with a view towards resale or distribution; and (b) immediately prior to his purchase, such purchaser satisfies the eligibility requirements set forth in this Confidential Private Offering Memorandum. See “Investor Suitability Requirements” below. Notwithstanding the foregoing representations, the Company has the right to revoke the offer made herein and to refuse to sell Shares to a particular subscriber for any reason.

In addition, since each purchaser will be subject to certain restrictions on the sale, transfer or disposition of his Units and underlying securities as contained in the Subscription Agreement, a purchaser must be prepared to bear the economic risk of an investment in such securities for an indefinite period of time. An investor in such securities, pursuant to the Subscription Agreement and applicable law, will not be permitted to transfer or dispose of such securities, unless they are registered or unless such transaction is exempt from registration under the Act and other applicable securities laws, and in the case of a purportedly exempt sale, such investor provides (at his own expense) an opinion of counsel satisfactory to the Company that such exemption is, in fact, available. Certificates representing the shares of Common Stock and Warrants will bear a legend relating to such restrictions on transfer.

Subscriptions are not binding on the Company until accepted by the Company. The Company will refuse any subscription by giving written notice to the Subscriber by personal delivery or first-class mail. In its sole discretion, the Company may establish a limit on the purchase of Units by a particular purchaser.

The Units are being offered by the Company through a sales agent. The Units are being offered on a “best efforts” basis. The maximum offering is 2,000,000 Units. There is no minimum offering, and all proceeds will be deposited directly in the treasury of the Company. The minimum investment is ten thousand Units ($2,500), subject to the discretion of the Company to accept subscriptions for lesser amounts of a Unit. The offering period will extend through August 31, 2003, unless extended by the Company to such later date as may be determined in the discretion of the Company. The Company reserves the right to increase the amount of the offering by 25%, or to undertake subsequent offerings on the same or alternative terms.

Registration Rights

The Company has agreed to file a Registration Statement under the Securities Act of 1933 (the Act) at its own expense within three months of the closing of this offering in order to register the resale of the shares of Common Stock included in the Units as well as the Common Stock underlying the Series A, Series B and Series C Warrants.

Investor Suitability Requirements

Sales of the Units will be made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under the Act. Generally, to be an “accredited investor,” an investor who is a natural person must, at the time of his purchase, (i) have a net worth, individually or jointly with one’s spouse, in excess of $1,000,000 or (ii) have had an individual income in excess of $200,000 in each of the two most recent years, or joint income with one’s spouse in excess of $300,000 in each of those years and have a reasonably expectation of reaching the same income level in the current year. An organization or entity subscribing for Shares also may qualify as an “accredited investor” if it is (a) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker-dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or s(d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, (c) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000, (d) a director or officer of the Company, (e) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act, or (f) an entity all of the equity owners of which are accredited investors, all as defined in Regulation D.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of the _____ day of ___________, 2003, between the person whose name and address appears in the Purchaser Questionnaire (individually, a “Holder” or, collectively with the holders of the Securities issued in the Offering, each as defined below, the “Holders”), and Power Smoothie Cafe Franchising Inc., a Florida corporation having its principal executive office at 5499 N. Federal Hwy, Suite B, Boca Raton, FL 33487 (the “Company”)

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company (the “Offering”) an aggregate of up to 100,000 Units (the “Units”), each Unit consisting of one share of Common Stock, $.001 par value (the “Common Stock”) of the Company and Series A, Series B and Series C Warrants (the “Warrants”) each to purchase one share of Common Stock of the Company accordingly.

WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.         Registrable Securities. As used herein the term “Registrable Security” means each of the shares of Common Stock included in the Units or underlying the Warrants; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”) and disposed of pursuant thereto, or (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

2.         Registration. The Company agrees to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 90 days of the completion of the Offering in order to register the resale of the Registrable Securities under the Securities Act. Once effective, the Company will be required to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

3.	Covenants of the Company With Respect to Registration.

The Company covenants and agrees as follows:

(1)       Connection with any registration filed pursuant hereto, the Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder’s Registrable Securities. The obligations of the Company hereunder with respect to the Holder’s Registrable Securities are subject to the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Holder’s Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request in writing.

(2)       The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(3)       The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

4.	Additional Terms.

(1)       The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls either the Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the Holder and underwriter; provided, however, that the indemnification in this Section 5(a) with respect to any prospectus shall not inure to the benefit of the Holder or underwriter (or to the benefit of any person controlling the Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

(2)       If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

(3)       Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder’s Registrable Securities.

(4)       The Holder, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(5)       If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of the Holders of at least a majority of the unsold Registrable Securities, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

(6)       The Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holders with the Securities Act.

5.          Governing Law .The Registrable Securities will be, if and when issued, delivered in Florida. This Agreement shall be deemed to have been made and delivered in the State of Florida and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of Florida, without giving effect to the choice of law rules thereof.

6.         Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

7.         Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.         Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Holder, to his, her or its address set forth in the Purchaser Questionnaire.

If to the Company, to the address set forth on the first page of this Agreement.

10.       Binding Effect; Benefits. The Holder may assign his, her or its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

11.       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12.       Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

POWER SMOOTHIE CAFE FRANCHISING INC.

By:_______________________________________

Name: ____________________________________

Its: _______________________________________

HOLDER:

Name:_____________________________________

SUBSCRIPTION AGREEMENT

SUBSCRIPTION PROCEDURE: Persons who desire to subscribe to the units of Power Smoothie Cafe Franchising may do so by executing this Subscription Agreement, and sending it together with a check for the purchase price to: Mr. William Cullen, President, Power Smoothie Cafe Franchising, Inc., 5499 N. Federal Hwy, Suite B Boca Raton, FL. 33487. Checks should be made payable to “Power Smoothie Cafe Franchising, Inc”.

REPRESENTATIONS OF SHAREHOLDER:

1. SUBSCRIPTION

The undersigned subscribes and purchases at the price of $.25 per unit the units shares of Power Smoothie Cafe Franchising, Inc. This subscription is subject to acceptance or rejection by the Company in its discretion.

2. SECURITIES LAW - REGISTRATION

The undersigned stipulates that the shares of stock and units described in this Agreement are being offered and sold by Prospectus and that a copy of the Prospectus has been received by the Subscriber.

3. REPRESENTATIONS

A. The undersigned has received a full copy of the Prospectus dated May 30, 2003 as amended, prepared by the Company;

B. The units described in this Agreement are being purchased by the undersigned for the account of the undersigned or in a fiduciary capacity for a person or entity described in Rule 147 of the U.S. Securities and Exchange Commission;

C. The undersigned has not relied in executing this Agreement and making the purchase herein described on any representations not contained in the Prospectus for the stock described in this Agreement;

D. The undersigned understands that no state regulatory agency has passed on the merits or fairness of the stock offering described in the Prospectus;

E. The undersigned is capable of bearing the high degree of economic risks and burdens of this venture including, but not limited to, the possibility of complete loss of all contributed capital and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

F. The undersigned warrants that the address set forth in this agreement is the true and correct address of the undersigned and the undersigned has no present intention of becoming a resident of any other state jurisdiction;

This is to certify that the undersigned ______________________, SSN or EIN ___________________ am a bona fide resident of the state designated as its domicile and I hereby agree to purchase ____________________ units of the company at $.25 per unit, for the total sum of $______________________.

The Undersigned requests that the unit(s) be issued in the name of the Undersigned and delivered to the undersigned at the address below. The undersigned will hold title to the units as follows (Circle One of the following eight choices):

Individual Ownership	Community Property

Tenants In Common	Joint Tenancy

Corporation	Partnership

Custodian, Gifts To Minors Act	Trust or Keogh Plan

______________________________ Date________________

Signature of Subscriber

______________________________ Date________________

Signature of Subscriber (Joint)

______________________________

Title (If Not An Individual)

________________________________________________________________

Print or Type Names of Signers

(Or name of Corporation, partnership or trust and state of domicile.)

________________________________________________________________

________________________________________________________________

EXHIBIT B

FORMS OF COMMON STOCK PURCHASE WARRANTS

SERIES A - WARRANT TO PURCHASE COMMON STOCK

OF POWER SMOOTHIE CAFE FRANCHISING INC.

This is to certify that __________________________ (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase ________________ shares of Common Stock, par value $.001 per share (the “Common Shares”), of POWER SMOOTHIE CAFE FRANCHISING INC., a Florida corporation (the “Company”), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier’s check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the date hereof through and including June 25, 2007, at a price per Common Share of $.50.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

The Company may call this Warrant at a call price of $.001 per underlying Common Share should the Company’s Common Stock trade at or above $3.00 per share, based on the reported closing bid price of the Common Stock, for ten consecutive trading days following 15 days’ prior written notice of the Company’s intention to call this Warrant. In the event this Warrant has not been exercised by written notice within such 15-day notice period, this Warrant will cease to exist.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a)        The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b)        Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c)        In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the Act).

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a)        The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b)        The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c)        The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d)        The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

POWER SMOOTHIE CAFÉ, INC.

By: _________________________________________

William Cullen, President	Date

SERIES B - WARRANT TO PURCHASE

COMMON STOCK

OF

POWER SMOOTHIE CAFE FRANCHISING INC.

This is to certify that __________________________ (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase ________________ shares of Common Stock, par value $.001 per share (the “Common Shares”), of POWER SMOOTHIE CAFE FRANCHISING INC., a Florida corporation (the “Company”), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier’s check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the date hereof through and including July 26, 2007, at a price per Common Share of $.75.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

The Company may call this Warrant at a call price of $.001 per underlying Common Share should the Company’s Common Stock trade at or above $1.00 per share, based on the reported closing bid price of the Common Stock, for ten consecutive trading days following 15 days prior written notice of the Company’s intention to call this Warrant. In the event this Warrant has not been exercised by written notice within such 15-day notice period, this Warrant will cease to exist.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a)        The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b)        Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c)        In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the Act).

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a)        The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b)        The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c)        The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d)        The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

By: _________________________________________

William Cullen, President	Date

SERIES C - WARRANT TO PURCHASE

COMMON STOCK

OF

POWER SMOOTHIE CAFE FRANCHISING INC.

This is to certify that __________________________ (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase ________________ shares of Common Stock, par value $.001 per share (the “Common Shares”), of POWER SMOOTHIE CAFE FRANCHISING INC., a Florida corporation (the “Company”), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier’s check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the date hereof through and including July 26, 2007, at a price per Common Share of $1.50.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

The Company may call this Warrant at a call price of $.001 per underlying Common Share should the Company’s Common Stock trade at or above $1.00 per share, based on the reported closing bid price of the Common Stock, for ten consecutive trading days following 15 days prior written notice of the Company’s intention to call this Warrant. In the event this Warrant has not been exercised by written notice within such 15-day notice period, this Warrant will cease to exist.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a)        The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b)        Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c)        In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the Act).

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a)        The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b)        The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c)        The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d)        The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

By: _________________________________________

William Cullen, President	Date